                                                                    EXHIBIT 10.8

                             CONTRIBUTION AGREEMENT

                                 BY AND BETWEEN

                               CARR HOLDINGS, LLC
                      A MARYLAND LIMITED LIABILITY COMPANY,

                                 AS CONTRIBUTOR

                                       AND

                              COLUMBIA EQUITY, LP,
                         A VIRGINIA LIMITED PARTNERSHIP,

                                   AS ACQUIRER

                                TABLE OF CONTENTS

ARTICLE I  THE CONTRIBUTION........................................................................................    1

           1.1          Contribution of Membership Interest........................................................    1
           1.2          Consideration..............................................................................    1
           1.3          Redemption Rights for Units................................................................    2
           1.4          Tax Consequences to Contributor............................................................    2

ARTICLE II  REPRESENTATIONS AND COVENANTS..........................................................................    2

           2.1          Representations by Acquirer................................................................    2
           2.2          Representations by Contributor.............................................................    4
           2.3          Covenants of Acquirer......................................................................    6
           2.4          Covenants of Contributor...................................................................    6

ARTICLE III  Conditions Precedent to the Closing...................................................................    7

           3.1          Conditions to Acquirer's Obligations.......................................................    7
           3.2          Conditions to Contributor's Obligations....................................................    7

ARTICLE IV  Closing and Closing Documents..........................................................................    8

           4.1          Closing....................................................................................    8
           4.2          Contributor's Deliveries...................................................................    8
           4.3          Acquirer's Deliveries......................................................................    9
           4.4          Fees and Expenses; Closing Costs...........................................................    9
           4.5          Adjustments................................................................................    9

ARTICLE V  Miscellaneous...........................................................................................    9

           5.1          Notices....................................................................................    9
           5.2          Entire Agreement; Modifications and Waivers; Cumulative Remedies...........................   10
           5.3          Exhibits...................................................................................   10
           5.4          Successors and Assigns.....................................................................   10
           5.5          Article Headings...........................................................................   11
           5.6          Governing Law..............................................................................   11
           5.7          Counterparts...............................................................................   11
           5.8          Survival...................................................................................   11
           5.9          Severability...............................................................................   11
           5.10         Attorneys' Fees............................................................................   11

EXHIBITS

      A     Assignment and Assumption Agreement

                             CONTRIBUTION AGREEMENT

      THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of this 31st day of January, 2005 by and between Carr Holdings, LLC, a Maryland limited liability company ("Contributor"); and Columbia Equity, LP, a Virginia limited partnership ("Acquirer").

                                    RECITALS

      A. Meadows IV, LLC, a Virginia limited liability company (the "LLC") is the owner of certain land located in Chantilly, Virginia (the "Land") and the office building and related improvements located thereon (the "Improvements"), which Land and Improvements (collectively, the "Property") are more commonly known as the Meadows IV Building.

      B. Meadows IV Investors, LLC, a Virginia limited liability company ("Meadows IV Investors") is the direct and indirect owner of One Hundred and 00/100 percent (100.00%) of the membership interests in the LLC.

      C. Contributor is the record and beneficial owner of Five and 91/100 percent (5.91%) of the membership interests in Meadows IV Investors (the "Membership Interest").

      D. Contributor desires to contribute the Membership Interest to Acquirer, on the terms and conditions hereinafter set forth.

      E. Acquirer desires to acquire the Membership Interest from Contributor, on the terms and conditions hereinafter set forth.

                                    AGREEMENT

      NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                THE CONTRIBUTION

      1.1 Contribution of Membership Interest. Contributor agrees to contribute, transfer, assign and convey the Membership Interest to Acquirer, and Acquirer agrees to acquire and accept transfer of the Membership Interest pursuant to the terms and conditions set forth in this Agreement. The Membership Interest shall be transferred to Acquirer free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, voting agreements, claims, and any other matters affecting title thereto (other than LLC's operating agreement (the "LLC Operating Agreement")).

      1.2 Consideration. The total consideration (the "Consideration") for which Contributor agrees to contribute and assign the Membership Interest to Acquirer, and which Acquirer agrees to pay or deliver to Contributor, subject to the terms of this Agreement, shall be the issuance to Contributor of a number of units of limited partnership interests in Acquirer ("Units") equal to (a) a value of the Membership Interest providing the Contributor with a twenty percent (20%) IRR (as defined in the Meadows IV Investors operating agreement (the "Meadows

IV Investors Operating Agreement")), based on a minimum of a six month investment holding period for Seller's Capital Contribution (as defined in Meadows IV Investors Operating Agreement), (b) divided by the price per share at which the common stock, $.01 par value per share, (the "Common Stock") of Columbia Equity Trust, Inc., a Maryland corporation and the general partner of Acquirer (the "REIT"), is offered to the public in the underwritten initial public offering of the Common Stock (the "IPO"). On the Closing Date (as defined below), the Units shall be issued to Contributor. Upon the request of Contributor, Acquirer shall issue certificates reflecting Contributor's ownership of Units. The certificates evidencing the Units will bear appropriate legends indicating (i) that the Units have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and (ii) that Acquirer's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") restricts the transfer of the Units. Upon receipt of the Units and execution and delivery of the Partnership Agreement, Contributor shall become a limited partner of Acquirer.

      1.3 Redemption Rights for Units. Each Unit shall be redeemable, at the option of the holder, in accordance with, but subject to the restrictions contained in, the Partnership Agreement; provided, however, that such redemption option may not be exercised prior to the first anniversary of the Closing Date.

      1.4 Tax Consequences to Contributor. Notwithstanding anything to the contrary contained in this Agreement, including without limitation the use of words and phrases such as "sell," "sale," purchase," and "pay," the parties hereto acknowledge and agree that it is their intent that the transaction contemplated hereby be treated for federal income tax purposes as the contribution of the Membership Interest by Contributor to Acquirer in exchange for Units pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"), and not as a transaction in which Contributor is acting other than in its capacity as a prospective partner of Acquirer.

                                   ARTICLE II
                          REPRESENTATIONS AND COVENANTS

      2.1 Representations by Acquirer. Acquirer hereby represents and warrants unto Contributor that the following statements are true, correct, and complete in every material respect as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

            (a) Organization and Power. Acquirer is duly organized and validly existing, under the laws of the Commonwealth of Virginia, and has full right, power, and authority to enter into this Agreement and to perform all of its obligations under this Agreement; and, the execution and delivery of this Agreement and the performance by Acquirer of its obligations under this Agreement have been duly authorized by all requisite action of Acquirer and require no further action or approval of Acquirer's partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of Acquirer.

            (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by Acquirer has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under the Partnership Agreement, or any mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Acquirer.

            (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting Acquirer in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) would reasonably be expected to materially and adversely affect the business, financial position, or results of operations of Acquirer, or (iii) would reasonably be expected to materially and adversely affect the ability of Acquirer to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

            (d) Units Validly Issued. The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid and nonassessable, without any obligation to restore capital except as required by the Virginia Revised Uniform Limited Partnership Act (the "Limited Partnership Act"). Upon execution and delivery of the Partnership Agreement by Contributor, Contributor shall be admitted as a limited partner of Acquirer as of the Closing Date and shall be entitled to all of the rights and protections of a limited partner under the Limited Partnership Act and the provisions of the Partnership Agreement, with the same rights, preferences, and privileges as all other limited partners on a pari passu basis.

            (e) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by Acquirer has been obtained.

            (f) Bankruptcy with respect to Acquirer. No Act of Bankruptcy has occurred with respect to Acquirer. As used herein, "Act of Bankruptcy" shall mean if a party hereto shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they become due, (C) make a general assignment for the benefit of its creditors, (D) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (E) be adjudicated bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts,
(G) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (H) take any action for the purpose of effecting any of the foregoing.

            (g) Brokerage Commission. Acquirer has not engaged the services of, nor has it or will it or Contributor become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by Acquirer. Acquirer hereby agrees to indemnify and hold Contributor and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

      2.2 Representations by Contributor. Contributor hereby represents and warrants unto Acquirer that each and every one of the following statements is true, correct, and complete in every material respect as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

            (a) Organization and Power. Contributor is duly organized, validly existing, and in good standing as a limited liability company under the laws of the State of Maryland. Contributor has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by Contributor of its obligations hereunder have been duly authorized by all requisite action of Contributor and require no further action or approval of Contributor's members or managers or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of Contributor.

            (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by Contributor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any limited liability company agreement, operating agreement, regulation, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to Contributor or to the Membership Interest.

            (c) Litigation. There is no action, suit, claim, or proceeding pending or threatened against or affecting Contributor or the Membership Interest in any court, or before any arbitrator, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which (A) in any manner raises any question affecting the validity or enforceability of this Agreement, (B) would reasonably be expected to materially and adversely affect the business, financial position or results of operations of Contributor, (C) would reasonably be expected to materially and adversely affect the ability of Contributor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (D) would reasonably be expected to create a lien on the Membership Interest, any part thereof, or any interest therein, or (E) would reasonably be expected to adversely affect the Membership Interest, any part thereof, or any interest therein.

            (d) Good Title. (A) Contributor has good title to the Membership Interest on the date hereof and will have good title to the Membership Interest on the Closing Date (other than the LLC Operating Agreement), (B) the Membership Interest on the date hereof is and on the Closing Date will be free and clear of all liens, encumbrances, pledges, voting agreements and security interests whatsoever (other than the LLC Operating Agreement), and (C) Contributor has not granted any other person or entity an option to purchase or a right of first refusal upon the Membership Interest nor are there any agreements or understandings between Contributor and any other person or entity with respect to the disposition of the Membership Interest (other than the LLC Operating Agreement).

            (e) No Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with, any governmental agency or body necessary of the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by Contributor has been obtained or will be obtained on or before the Closing Date.

            (f) Securities Law Matters. (i) In acquiring the Units and engaging in this transaction, neither Contributor nor any member or shareholder thereof is relying upon any representations made to it by Acquirer, or any of its partners, officers, employees, or agents that are not contained herein. Contributor is aware of and understands the risks involved in investing in the Units and in the Common Stock issuable upon redemption of such Units. Contributor has had an opportunity to ask questions of, and to receive answers from, Acquirer and the REIT or a person or persons authorized to act on their behalf, concerning the terms and conditions of an investment in the Units and the financial condition, affairs, and business of Acquirer and the REIT. Contributor confirms that all documents, records, and information pertaining to its investment in Acquirer that have been requested by it, have been made available or delivered to Contributor prior to the date hereof.

                  (ii) Contributor understands that neither the Units nor the Common Stock issuable upon redemption of the Units have been registered under the Securities Act or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Units issuable to Contributor are being acquired solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and Contributor does not have any present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale. Contributor understands that any certificates representing the Units will contain appropriate legends reflecting the requirement that the Units not be resold by Contributor without registration under such laws or the availability of an exemption from such registration.

            (g) Accredited Investors. Contributor is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

            (h) Tax Matters. (A) Contributor represents and warrants that it has obtained from its own counsel advice regarding the tax consequences of (i) the transfer of the Membership Interest to Acquirer and the receipt of Units as consideration therefor, (ii) Contributor's admission as a partner of Acquirer, and (iii) any other transaction contemplated by this Agreement. Contributor further represents and warrants that it has not relied on Acquirer or Acquirer's representatives or counsel for such tax advice.

            (i) Bankruptcy with respect to Contributor. No Act of Bankruptcy has occurred with respect to Contributor.

            (j) Brokerage Commission. Contributor has not engaged the services of, nor has it or will it or Acquirer become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by Contributor. Contributor hereby agrees to indemnify and hold Acquirer and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

            (k) Default. To Contributor's actual knowledge, Contributor is not in default under the Meadows IV Investors Operating Agreement.

      2.3   Covenants of Acquirer. Acquirer agrees as follows:

            (a) Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Acquirer and Contributor, Acquirer shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as Contributor may reasonably require to consummate the transactions contemplated hereunder.

      2.4   Covenants of Contributor. Contributor agrees as follows:

            (a) Actions Regarding Membership Interest. Except as otherwise permitted hereby, from the date hereof until the Closing Date, Contributor shall use reasonable commercial efforts not to take any action or fail to take any action within Contributor's control the result of which would (1) have a material adverse effect on the Membership Interest, the Property, Contributor's ability to contribute, transfer, assign and convey the Membership Interest to Acquirer or Acquirer's ability to continue the ownership and operation thereof after the Closing Date in substantially the same manner as presently conducted or (2) cause any of the representations and warranties contained in Section 2.2 to be untrue as of the Closing Date.

            (b) Confidentiality. Contributor acknowledges that the matters relating to the REIT, the IPO, this Agreement, and the other documents, terms, conditions and information related thereto (collectively, the "Information") are confidential in nature. Therefore, Contributor covenants and agrees to keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with the provisions of this Section 2.4) prior to the IPO, without Acquirer's prior written consent, disclose any Information in any manner whatsoever; provided, however, that the Information may be revealed only to Contributor's employees, legal counsel and financial advisors, each of whom shall be informed of the confidential nature of the Information. In the event that Contributor or its key employees, legal counsel or financial advisors (collectively, the "Information Group") are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify Acquirer promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 2.4. Contributor acknowledges that remedies at law may be inadequate to protect Acquirer or the REIT against any actual or threatened breach of this Section 2.4, and, without prejudice to any other rights and remedies otherwise available, Contributor agrees to the granting of injunctive relief in favor of the REIT and/or Acquirer without proof of actual damages. Notwithstanding any other express or implied agreement to the contrary, the parties agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms "tax treatment" and "tax structure" have the meanings specified in Treasury Regulation section 1.6011-4(c).

            (c) Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Acquirer and Contributor, Contributor shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as Acquirer may reasonably require to consummate the transactions contemplated hereunder.

                                  ARTICLE III
                       CONDITIONS PRECEDENT TO THE CLOSING

      3.1 Conditions to Acquirer's Obligations. In addition to any other conditions set forth in this Agreement, Acquirer's obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.1, all of which shall be conditions precedent to Acquirer's obligations under this Agreement.

            (a) Contributor's Obligations. Contributor shall have performed all obligations of Contributor hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to Acquirer, all of the documents and other information required of Contributor pursuant to Section 4.2.

            (b) Contributor's Representations and Warranties. Contributor's representations and warranties set forth in Section 2.2 shall be true and correct in all material respects as if made again on the Closing Date, and Contributor shall have executed and delivered to Acquirer at Closing a certificate to the foregoing effect.

            (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

            (d)   Completion of IPO. The IPO shall have been completed.

            (e) Loans. The mezzanine loan secured by Meadows IV Investors' interest in the LLC (the "Mezzanine Loan") shall be paid off on the Closing Date.

            (f) Closing. The Closing shall have occurred on or prior to June 30, 2005.

      3.2 Conditions to Contributor's Obligations. In addition to any other conditions set forth in this Agreement, Contributor's obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.2, all of which shall be conditions precedent to Contributor's obligations under this Agreement.

            (a) Acquirer's Obligations. Acquirer shall have performed all obligations of Acquirer hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to Contributor, all of the documents and other information required of Acquirer pursuant to Section 4.3.

            (b) Acquirer's Representations and Warranties. Acquirer's representations and warranties set forth in Section 2.1 shall be true and correct in all material respects as if made again on the Closing Date, and Acquirer shall have executed and delivered to Contributor at Closing a certificate to the foregoing effect.

            (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

            (d)   Completion of IPO. The IPO shall have been completed.

            (e) Mezzanine Loan. The Mezzanine Loan shall be paid off on the Closing Date.

            (f) Closing. The Closing shall have occurred on or prior to June 30, 2005.

                                   ARTICLE IV
                          CLOSING AND CLOSING DOCUMENTS

      4.1 Closing. The consummation and closing (the "Closing") of the transactions contemplated under this Agreement shall take place at the offices of Hunton & Williams LLP, Washington, D.C., or such other place as is mutually agreeable to the parties, on the date of the closing of the IPO (the "Closing Date"), or as otherwise set by agreement of the parties; provided, however, that this Agreement shall terminate if Closing does not occur prior to June 30, 2005.

      4.2 Contributor's Deliveries. At the Closing, Contributor shall deliver the following to Acquirer in addition to all other items required to be delivered to Acquirer by Contributor:

            (a) Assignment of Membership Interest. Contributor shall have executed and delivered to Acquirer an Assignment and Assumption Agreement, in substantially the form of Exhibit A attached hereto (the "Assignment and Assumption Agreement");

            (b) Execution of Partnership Agreement. The signature page of the Partnership Agreement duly executed by Contributor as a limited partner; and

            (c) Authority Documents. Evidence satisfactory to Acquirer that the person or persons executing the closing documents on behalf of Contributor has full right, power, and authority to do so.

            (d) FIRPTA Certificate. An affidavit from Contributor certifying pursuant to Section 1445 of the Internal Revenue Code that Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder), in form and substance satisfactory to Acquirer.

            (e) Certificate of Representations and Warranties. The certificate required by Section 3.1(b).

            (f) Other Documents. Any other document or instrument reasonably requested by Acquirer or required hereby.

      4.3 Acquirer's Deliveries. At the Closing, Acquirer shall deliver the following to Contributor:

            (a) Certificates for Units. If certificates are issued, certificates duly issued by Acquirer in the name of Contributor as of the Closing Date representing the Units to which Contributor is entitled pursuant to
Section 1.2 of this Agreement;

            (b) Assumption of Membership Interest. Acquirer shall have executed and delivered to Contributor an Assignment and Assumption Agreement.

            (c) Executed Partnership Agreement. An original of the Partnership Agreement, duly executed by its general partner; and

            (d) Authority Documents. Evidence satisfactory to Contributor that the person or persons executing the closing documents on behalf of Acquirer have full right, power, and authority to do so.

            (e) Certificate of Representations and Warranties. The certificate required by Section 3.2(b).

            (f) Other Documents. Any other document or instrument reasonably requested by Contributor or required hereby.

      4.4 Fees and Expenses; Closing Costs. Acquirer shall pay all fees, expenses and closing costs relating to the transactions contemplated by this Agreement; provided however, that Contributor shall pay its own attorneys' and consultants' fees and expenses.

      4.5   Adjustments.

            (a) Acquirer shall deliver the number Units, whether certificated \or otherwise, to which Contributor is entitled pursuant to Section 1.2 of this Agreement without any setoffs or adjustments. The LLC shall be managed in accordance with the Meadows IV Investors LLC Operating Agreement in the ordinary course of business, up to and including the Closing Date.

            (b) Acquirer shall pay off the Mezzanine Loan on the Closing Date. However, Acquirer shall be solely responsible (and shall not receive any credit against the Consideration) for any prepayment penalties or lender fees paid in connection with the paying off of the Mezzanine Loan.

                                   ARTICLE V
                                  MISCELLANEOUS

      5.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party's address as set forth in this Section. All notices to Acquirer shall be addressed as follows:

            ACQUIRER:

                     Columbia Equity, LP
                     c/o Carr Capital Corporation
                     1750 H Street, NW, Suite 500
                     Washington, DC 20005
                     Telephone:(202) 303-3060
                     Facsimile:(202) 303-3078
                     Attn: Oliver T. Carr, III

Contributor's address for all purposes under this Agreement shall be the following:

            CONTRIBUTOR:

                     Carr Holdings, LLC
                     c/o Carr Capital Corporation
                     1750 H Street, NW, Suite 500
                     Washington, DC 20005

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

      5.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to Contributor or Acquirer upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Contributor or Acquirer of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to Contributor or Acquirer either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

      5.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

      5.4 Successors and Assigns. Except as set forth in this Article, this Agreement may not be assigned by Acquirer or Contributor without the prior approval of the other party hereto.

This Agreement shall be binding upon, and inure to the benefit of, Contributor, Acquirer, and their respective legal representatives, successors, and permitted assigns.

      5.5 Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

      5.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia, without regard to conflicts of laws principles.

      5.7 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

      5.8 Survival. All representations and warranties contained in this Agreement, and all covenants and agreements contained in the Agreement which contemplate performance after the Closing Date shall survive the Closing.

      5.9 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

      5.10 Attorneys' Fees. Should a party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, any non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys' fees, expended or incurred in connection therewith.

      5.11  Section 8.4 Rights. Contributor hereby waives its rights under
Section 8.4 of the Meadows IV Investors Operating Agreement for the term of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]
                     [SIGNATURES APPEAR ON FOLLOWING PAGES.]

      IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date first above written.

                             CONTRIBUTOR:

                             Carr Holdings, LLC, a Maryland limited liability company

                             By:    /s/ Oliver T. Carr, Jr.
                                -----------------------------------------------
                             Name:  Oliver T. Carr, Jr.
                             Title: Manager

                             ACQUIRER:

                             Columbia Equity, LP, a Virginia limited partnership

                             By: Columbia Equity Trust, Inc., a Maryland corporation, its general partner

                                       By:    /s/ Oliver T. Carr, III
                                          -------------------------------------
                                       Name:  Oliver T. Carr, III
                                            -----------------------------------
                                       Title: Chairman & CEO
                                             ----------------------------------

                                    EXHIBIT A

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

Carr Holdings, LLC, a Maryland limited liability company ("Assignor"), for good and valuable consideration paid to the Assignor by Columbia Equity, LP, a [___________________] ("Assignee"), pursuant to the Contribution Agreement dated as of ____________, 2005, by and between Assignor and Assignee (the "Agreement") and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby sell, assign, transfer, convey and deliver to the Assignee, its successors and assigns, good and indefeasible title to the Membership Interest, free and clear of all liens, encumbrances, security interests, prior assignments, voting agreements, conditions, restrictions, pledges, claims, and other matters affecting title thereto, subject to the LLC Operating Agreement. Assignee does hereby accept the foregoing assignment and assumes and agrees to be responsible for all liabilities and obligations under the LLC Operating Agreement from and after the date hereof relating to the Membership Interest.

Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be signed by a duly authorized officer of each, this __ day of _____, 2005.

                                     ASSIGNOR:

                                     _________________________, a

                                     ________________________

                                     By:__________________________________

                                     Name:________________________________

                                     Title:_______________________________

                                     ASSIGNEE:

                                     _________________________, a

                                     ________________________

                                     By:__________________________________

                                     Name:________________________________

                                     Title:_______________________________